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                                                                   EXHIBIT 99.1

                              CARMIKE CINEMAS, INC.
               2004 CASH BONUSES FOR THE NAMED EXECUTIVE OFFICERS

Named Executive Officer                                                                2004 Cash Bonus
-----------------------                                                                ---------------
Michael W. Patrick                                                                        798,000(1)
  President, Chief Executive Officer and Chairman of the Board of
  Directors

Martin A. Durant                                                                          174,205
  Senior Vice President - Finance, Treasurer and Chief Financial
  Officer

Fred W. Van Noy                                                                           174,205
  Senior Vice President and Chief Operating Officer

Anthony J. Read                                                                           174,205
  Senior Vice President - Film and Secretary

Gary F. Krannacker (2)                                                                     55,745
  Vice President - Operations
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(1)      In addition to the $525,000 bonus approved by the Compensation and
         Nominating Committee, the Company previously agreed to pay Mr. Patrick a bonus in any quarter that it pays a dividend equal to the number of shares remaining to be issued pursuant to his employment agreement multiplied by the quarterly dividend per share for such quarter. In
         2004, a total of $273,000 was paid to Mr. Patrick in connection with this dividend-related bonus.

(2) The Company expects Mr. Krannacker to be a named executive officer in its proxy statement for the 2005 annual meeting of stockholders.